AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of this 18th day of March, 2004, by and between The Thaxton Group, Inc., a South Carolina corporation (the “Corporation”), and                                      (“Director”).

WHEREAS, the Director is a director of the Corporation and in such capacity is performing a valuable service to the Corporation;

WHEREAS, the Corporation’s Board of Directors has determined that it is in the Corporation’s best interests to provide contractually for the indemnification of, and the advancement of Expenses (as hereinafter defined) to, the directors of the Corporation to the fullest extent allowed under the South Carolina Business Corporation Act, as amended, or any successor provisions thereof (the “Corporation Law”);

WHEREAS, this Agreement is a supplement to and in furtherance of the provisions of the Corporation’s Bylaws (the “Bylaws”) relating to indemnification and the advancement of Expenses and shall not be deemed to be a substitute therefore nor to diminish or abrogate any right a director may have thereunder or otherwise;

WHEREAS, the Director hereby agrees to continue to serve as a director of the Corporation faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Corporation’s Articles and Bylaws or until his earlier death, resignation or removal; and

WHEREAS, the Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Director to serve, or continue to serve, as a director of the Corporation;

NOW, THEREFORE, in consideration of the Director’s continued service as a director after the date hereof, the parties hereto agree as follows:

1. INDEMNIFICATION. The Corporation hereby agrees to indemnify and advance Expenses to the Director to the fullest extent permitted by the Corporation Law. For purposes of this Agreement, “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding, as such term is defined in the Corporation Law.

2. CONTRIBUTION. The parties hereto acknowledge that there may be circumstances in which the Director may not be entitled to indemnification under the terms of this Agreement or otherwise and that the parties further intend this Agreement to provide the Director with a right to seek contribution from the Corporation to the fullest extent permitted by applicable law based on the equitable considerations set forth herein. The Corporation shall contribute, to the extent it is not lawfully prohibited from doing so, to the amount of

Expenses, judgments, fines, settlements and other similar amounts paid or incurred by the Director for or in respect of any Proceeding in such proportion as is appropriate to reflect:

(a) the relative benefits received by the Corporation on the one hand and the Director on the other hand from the transaction or matter from which the Proceeding arose;

(b) the relative fault of the Corporation on the one hand and of the Director on the other in connection with the events which resulted in such Expenses, judgments, fines, settlements or other similar amounts; and

(c) any other relevant equitable considerations.

The relative fault of the Corporation on the one hand and of the Director on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines, settlements or other similar amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 2 were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations.

3. NOTIFICATION AND DEFENSE OF CLAIM. Within 60 days after actual receipt by the Director of notice of the commencement of any Proceeding, the Director shall, if a claim in respect thereof may be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the omission so to notify the Corporation will not (a) relieve the Corporation from any liability which it may have to the Director otherwise than under this Agreement; (b) relieve the Corporation from liability hereunder to the extent the Corporation receives actual notice of the Proceeding and the existence of the Director’s rights to a claim with respect thereto; or (c) relieve the Corporation from liability hereunder if the Corporation is not materially prejudiced by the failure to timely provide such notice. With respect to any such Proceeding:

(i) the Corporation will be entitled to participate therein at its own expense; and

(ii) subject to Section 4 hereof, and if the Director shall have provided, to the extent required by Section 33-8-530, as amended, or any successor provisions thereof, of the Corporation Law (1) a written affirmation of the Director’s good faith belief that he has met the standard of conduct described in Section 33-8-510, as amended, or any successor provision thereof, of the Corporation Law; and (2) a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined he did not meet the standard of conduct, the Corporation upon notice to the Director may, but is not required to, assume the defense thereof.

After notice from the Corporation to the Director of the Corporation’s election to assume such defense, the Director shall have the right to employ separate counsel in such Proceeding if in the Director’s exclusive discretion such separate counsel is required.

Whether or not the Director employs separate counsel, the Corporation shall continue to be liable to the Director under this Agreement for any Expenses, judgments, fines, settlements or other similar amounts incurred by the Director in connection with such Proceeding to the extent permitted by the Corporation Law.

4. ADVANCEMENT OF EXPENSES. Upon receipt by the Corporation of a written request by the Director for the advancement of Expenses, accompanied by reasonably itemized evidence of Expenses incurred, and the documents specified in Section (3)(ii) above (collectively, referred to hereinafter as the “Request for Advancement of Expenses”), a determination in accordance with Sections 33-8-530 and 33-8-550, as amended, or any successor provisions thereof, of the Corporation Law shall be made within 30 days as to whether the facts then known to those making the determination preclude indemnification under the Corporation Law. If the determination is not made, for whatever reason, within 30 days from the receipt of the Request for Advancement of Expenses that based on the facts then known to those making the determination the Director would be precluded from indemnification, then the Director shall be entitled to the advancement of Expenses to the extent of his Request for Advancement of Expenses. If the determination is made that the facts known would not preclude indemnification under the Corporation Law or if no determination has been made within 30 days of the receipt by the Corporation of the Request for Advancement of Expenses, the Corporation shall advance such expenses to the Director within 10 days after the determination has been made or the passage of the 30 days without any determination having been made. Once a determination has been made that indemnification is not precluded in connection with a Proceeding, or in the event a determination is not made on a timely basis as set forth above, the Corporation shall continue to make advances to the Director for Expenses with respect to that Proceeding until such time as a subsequent determination based on additional facts is made that determines that indemnification is precluded under the Corporation Law. Once the Corporation has commenced advancing Expenses as set forth above, at the Director’s exclusive discretion, the Corporation shall assume direct responsibility for the payment of Expenses, until such time, if ever, as the Corporation makes the determination that based on the facts then known to those making the determination the Director would be precluded from indemnification under this Agreement or otherwise. The Director shall be entitled to advancement of Expenses under this section without regard to whether a determination has been made as to whether he is entitled to indemnification. In addition, the Director’s entitlement to the advancement of Expenses shall include those Expenses incurred in connection with his efforts to obtain the advancement of Expenses hereunder. In the event that it is determined that the Director is prohibited by law from retaining such advances the Director shall repay such advances.

5. INDEMNIFICATION PROCEDURE.

(a) To obtain indemnification under this Agreement, the Director shall submit to the Corporation’s Secretary a written request, including therein or therewith documentation and information as is reasonably available to the Director and is reasonably necessary to determine whether and to what extent the Director is entitled to indemnification; provided, however, that the Corporation recognizes the legitimate desire of the Director to protect any attorney-client or similar privilege relating to such documentation and information, and will cooperate to the maximum extent possible with the Director to assist him in maintaining that privilege. The Corporation’s Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors that the Director has requested indemnification. The appropriate body or person empowered to determine whether the Director is entitled to indemnification shall make such determination within 90 days after receipt by the Corporation of a proper request therefore from the Director; provided, however, that such 90-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the particular body or person making the determination with respect to entitlement to indemnification requests in good faith such additional time for the obtaining or evaluating of documentation and/or information relating thereto. Following the determination that the Director is entitled to indemnification, payment of the amount to which the Director is entitled shall be made within 10 days of the determination.

(b) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, adversely affect the right of the Director to indemnification.

(c) Notwithstanding any provision in this Agreement to the contrary, the Corporation shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director without the Director’s written consent, which consent shall not be unreasonably withheld.

6. PARTIAL INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. If the Director is entitled under any provision of this Agreement to indemnification or the advancement of Expenses by the Corporation for some or a portion of the Expenses, judgments, fines, settlements or other similar amounts relating to any Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify and advance Expenses to the Director for the portion thereof to which the Director is entitled.

7. INDEMNIFICATION FOR EXPENSES AS A WITNESS. Notwithstanding, and in addition to, any other provision of this Agreement, if the Director is, by reason of his being a Director or serving the Corporation in any other capacity, a witness in any Proceeding at a time when he has not been made a named defendant or respondent to the Proceeding, he shall be advanced Expenses and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

8. REMEDIES OF THE DIRECTOR.

(a) In the event that (i) a determination is made that the Director is not entitled to indemnification and/or the advancement of Expenses, (ii) the advancement of Expenses is not timely made in accordance with the provisions of this Agreement; or (iii) the determination of the Director’s right to indemnification hereunder or the payment of indemnification is not timely made in accordance with the provisions of this Agreement, the Director shall be entitled, in the Director’s exclusive discretion and without limiting the Director’s rights contained in Section 8 hereof, to request any court of competent jurisdiction (i) to adjudicate his entitlement to such indemnification or advancement of Expenses, or (ii) to require the Corporation to cause the necessary determinations and/or payments required hereunder to be made, whichever the Director shall elect.

(b) In the event that a determination shall have been made that the Director is not entitled to indemnification or the advancement of Expenses, any judicial proceeding commenced pursuant to this section shall be conducted in all respects as a de novo trial on the merits and the Director shall not be prejudiced by reason of that adverse determination.

(c) If a determination shall have been made that the Director is entitled to indemnification or the advancement of Expenses, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this section, absent a prohibition of such indemnification or advancement of Expenses under applicable law. The Corporation further agrees to stipulate in any such judicial proceeding that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

9. ENFORCEMENT. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Director to serve, or continue to serve, as a director of the Corporation and acknowledges that the Director will in the future be relying upon this Agreement in continuing to serve in such capacity. The Corporation also acknowledges and agrees that damages at law might not be an adequate remedy for a breach or threatened breach of this Agreement, and the Corporation therefore agrees that (a) this Agreement may be specifically enforced against the Corporation by injunction or otherwise in any court of competent jurisdiction; (b) the Corporation will not raise as a defense that adequate remedies at law are, or may be, available to the Director if the Director seeks to specifically enforce this Agreement, or seeks other equitable relief; and (c) no bond will be required of the Director in connection with any action brought by the Director seeking specific enforcement of this Agreement or other equitable relief in connection with this Agreement. Nothing herein contained, however, shall be construed as prohibiting the Director from pursuing any other remedies available to the Director for such breach or threatened breach, including the recovery of damages from the Corporation. In the event the Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in whole or in part in such action, the Corporation shall reimburse the Director for all of the Director’s reasonable fees and Expenses in bringing and pursuing such action.

10. MANDATORY NATURE; SEVERABILITY. The parties specifically intend for this Agreement to make mandatory all of the permissive provisions of the Corporation Law relating to the Corporation’s ability to indemnify and advance Expenses to the Directors and to obligate the Corporation to consider and act expeditiously on an application for indemnification or advancement of Expenses to the fullest extent permitted by the Corporation Law and it is the intent of the parties that if and to the extent this Agreement exceeds the permissive limits of the Corporation Law, the parties intend this Agreement to be interpreted and enforced only to the fullest extent permitted by the Corporation Law. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part, for any reason, including public policy, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. In addition, any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any such section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

11. PROCEEDINGS TO WHICH APPLICABLE. This Agreement only applies to Proceedings instituted following the date of this Agreement arising out of the conduct of the Director (whether in the form of action or inaction) after the date of this Agreement, and therefore shall not apply to, and shall have no force or effect with respect to any pending Proceedings or future Proceedings arising out of the conduct (whether in the form of action or inaction) of the Director prior to the date of this Agreement.

12. NON-EXCLUSIVITY; INSURANCE; SUBROGATION; TERM.

(a) The right of indemnification and the right to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may at any time be entitled under applicable law, the Articles, the Corporation’s Bylaws, any agreement, a vote of shareholders, a resolution of directors, or otherwise.

(b) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director under any insurance policy, other contract or agreement, or otherwise for the claims or Expenses against which payment was made hereunder. At the request of the Corporation, the Director shall execute all papers required and take all action reasonably necessary to permit the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the

Director has otherwise received and is entitled to retain such payment under any insurance policy, other contract or agreement, or otherwise.

(d) This Agreement shall continue until and terminate upon the later of: (i) ten years after the Director has completed his service as a director; or (ii) the final termination of all Proceedings with respect to his service as a director or in any other capacity. This Agreement shall be binding upon the Director and the Corporation, its successors and assigns, and shall inure to the benefit of the Director, the Director’s heirs, and the Director’s personal representative or representatives, and to the benefit of the Corporation, its successors and assigns.

13. MISCELLANEOUS.

A This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of South Carolina, without regard to choice of law principles.

B No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing and signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

C All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

D Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun when appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE THAXTON GROUP, INC.

By:
Director	Name:
Its:

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